EXHIBIT 16.1

Redwitz, Inc.

3 Park Plaza, Suite 1700

Irvine, CA 92614

June 27, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Blow & Drive Interlock Corp. dated June 26, 2018 and agree with the statements made as they relate to Redwitz, Inc.

Very truly yours,

/s/ Redwitz, Inc.
Irvine, California